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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 31, 2002


                                    JPE, INC.
                    -----------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Michigan                        0-22580                  23-1427830
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(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)
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                  1030 Doris Road, Auburn Hills, Michigan 48326
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (248) 203-0440


                                  -------------


         30400 Telegraph Road, Suite 401, Bingham Farms, Michigan 48025
             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

(a) A change in the voting control of JPE, Inc. (the "Company") occurred on May
31, 2002. On that date, QP Acquisition #2, Inc. ("QP Acquisition") acquired
9,441,420 common shares of the Company, no par value per share (the "Common
Shares") and 1,952,352 First Series Preferred Shares of the Company, no par value per share (the "Preferred Shares," and together with the Common Shares, the "Shares") for aggregate consideration of $30,000 pursuant to the JPE Equity
Purchase Agreement dated May 7, 2002 by and between QP Acquisition and ASC
Holdings, LLC (the "Purchase Agreement"). Such Shares represent 67.2% of the
Company's outstanding Common Shares and 98.9% of the Company's outstanding
Preferred Shares. Because each Preferred Share generally possesses rights and privileges equal to 50 Common Shares, as a result of the consummation of the acquisition of the Shares by QP Acquisition, QP Acquisition acquired Shares giving it the right to vote 94.9% of the votes eligible to be cast in the election of the Company's directors and other matters. ASC Holdings, LLC ("ASC
Holdings") is a Michigan limited liability company whose sole member is the Estate of Heinz C. Prechter, Deceased.

         The following information relating to the ownership of QP Acquisition is based on information contained in the Schedule 13D filed with the Securities and Exchange Commission (the "Commission") by QP Acquisition and certain affiliates on May 17, 2002 (the "Schedule 13D"), as amended by Amendment No. 1 to the Schedule 13D filed on June 3, 2002. QP Acquisition is controlled by Questor Partners Fund II, L.P., a Delaware limited partnership ("Questor
Partners II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership ("Questor SBS II") and Questor Side-by-Side Partners II 3(c)(1),
L.P., a Delaware limited partnership ("Questor 3(c)(1)"). As a result of this transaction, QP Acquisition, Questor Partners II, Questor SBS II and Questor
3(c)(1) each may be deemed to beneficially own the Shares within the meaning of Rule 13d-3.

         The sole general partner of Questor Partners II is Questor General
Partner II, L.P., a Delaware limited partnership ("QGP II"), whose sole business is to act as the general partner of Questor Partners II. The sole general partner of QGP II, Questor SBS II and Questor 3(c)(1) is Questor Principals II,
Inc., a Delaware corporation ("Questor Principals"), whose sole business is to act as the general partner of QGP II, Questor SBS II and Questor 3(c)(1).
Questor Management Company, LLC, a Delaware limited liability company ("Questor
Management") conducts the day-to-day management of Questor Partners II, Questor
SBS II, Questor 3(c)(1) and other investment funds. The ultimate controlling shareholder of Questor Principals and the ultimate controlling holder of membership interests of Questor Management is Jay Alix.

         QP Acquisition obtained the funds to acquire the Shares through capital contributions of its stockholders, which capital contributions were obtained from the partners of Questor Partners II, Questor SBS II and Questor 3(c)(1).

         The principal offices of Questor Partners II, Questor SBS II, Questor
3(c)(1), QP Acquisition, QGP II and Questor Principals are located at 103
Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810. The principal offices of Questor Management and the business address of Mr. Alix are located at 2000 Town Center, Suite 2450, Southfield, Michigan 48075.

         To the knowledge of the Company, no arrangements or understandings exist among members of the former and new control groups and their associates with respect to the election of directors or other matters with respect to the Company.

         The foregoing is qualified in its entirety by reference to the Purchase
Agreement, a copy of which is attached as Exhibit 1 to the Schedule 13D filed on May 17, 2002 and incorporated by reference herein.
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(b) On February 7, 2001, the Company entered into a revolving credit facility
(the "Credit Facility") with Comerica Bank, a Michigan banking corporation (the
"Bank"). In connection with the Credit Facility, ASC Holdings granted the Bank a first priority security interest in all of the Shares owned by ASC Holdings.

         In order to obtain the Bank's consent to the transfer of the Shares, QP
Acquisition acknowledged the Bank's first priority security interest in the Shares and agreed to assume certain obligations of ASC Holdings' under the Security Agreement (Negotiable Collateral) dated May 27, 1999 by ASC Holdings in favor of Bank ("Security Agreement") pursuant to an Acknowledgement and Assumption dated May 31, 2002 by QP Acquisition in favor of Bank (the
"Acknowledgement and Assumption"). The foregoing is qualified in its entirety by reference to the Acknowledgement and Assumption, a copy of which is attached hereto and incorporated by reference herein.

         Except as described above, there are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

           Exhibit             Description
           -------             -----------

            2.1 JPE Equity Purchase Agreement dated May 7, 2002 by and between QP Acquisition #2, Inc. and ASC
                               Holdings, LLC (incorporated by reference to Exhibit 1 to the joint Schedule 13D filed by Questor Partners II, Questor SBS II, Questor
                               3(c)(1) and QP Acquisition on May 17, 2002).

            99.1               Acknowledgement and Assumption Agreement dated
                               May 31, 2002 by QP Acquisition in favor of
                               Comerica Bank (filed herewith).
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  June 17, 2002



                                            JPE, INC.



                                            By: /s/ David L. Treadwell
                                                ------------------------------
                                                Name:  David L. Treadwell
                                                Title: Chief Executive Officer